Exhibit 10.15

Prepared By and Return to:
Troy M. Lovell, Esq.
Foley & Lardner
P.O. Box 3391
Tampa, Florida  33601

                     FORBEARANCE AND MODIFICATION AGREEMENT

      THIS FORBEARANCE AND MODIFICATION AGREEMENT (the "Forbearance Agreement") is made this 12th day of April, 2000, (the "Effective Date") by and between Bank of America, N.A., d/b/a NationsBank, N.A., successor to NationsBank, N.A., f/k/a NationsBank, N.A. (South), as successor in interest to NationsBank of Florida, N.A. (the "Bank"); and Elcotel, Inc., a Delaware corporation ("Elcotel"); Elcotel Direct, Inc., a Delaware corporation; Technology Service Group, Inc., successor by merger with Elcotel Hospitality Services, Inc., a Delaware corporation; and all subsidiaries of any of them (collectively, the "Borrower"), jointly and severally.

                                    RECITALS

      WHEREAS, pursuant to a Restated Loan Agreement, the Borrower is indebted to the Bank pursuant to a Consolidation Promissory Note (the "Consolidated Note"), dated November 25, 1997, in the original principal amount of $15,000,000.00, which Consolidated Note consolidated and renewed prior indebtedness from the Borrower to the Bank;

      WHEREAS, the Consolidated Note was secured by certain personal property more particularly described in that certain Restated Security Agreement of even date therewith;

      WHEREAS, the Restated Loan Agreement was modified by that certain First Amendment to Loan Agreement and Security Agreement dated March 29, 1999 (as modified, the "Loan Agreement");

      WHEREAS, Borrower is indebted to the Bank pursuant to a First Replacement Promissory Note ("Note 1") in the original principal amount of $10,000,000.00, dated March 29, 1999, which renewed and replaced a portion of the Consolidated Note;

      WHEREAS, Borrower is indebted to the Bank pursuant to a Promissory Note ("Note 2") in the original principal amount of $1,500,000.00, dated March 29, 1999;

      WHEREAS, Borrower is indebted to the Bank pursuant to a Second Replacement Promissory Note ("Note 3") in the original principal amount of $4,000,000.00, dated March 29, 1999, which renewed and replaced a portion of the Consolidated Note;

      WHEREAS, Elcotel is indebted to the Bank pursuant to a Consolidated Promissory Note ("Note 4") in the original principal amount of $1,920,000.00, dated November 25, 1997;

      WHEREAS, Note 4 is secured by that certain Mortgage (as modified, the "Mortgage") by Elcotel in favor of Carl G. Santangelo, as Trustee encumbering certain real property located in Manatee County, Florida, as more particularly described on Exhibit A (the "Mortgaged Property") recorded in Official Records Book 1416, beginning at Page 5745, which was assigned to the Bank by an assignment recorded in Official Records Book 1435, beginning at Page 4451, and which was modified by instruments recorded in Official Records Book 1425, beginning at Page 6814, Official Records Book 1435, beginning at Page 4456, Official Records Book 1468, beginning at Page 2483, Official Records Book 1537, beginning at Page 2935, all of the public records of Manatee County, Florida;

      WHEREAS, Borrower is indebted to the Bank pursuant to a Promissory Note ("Note 5") in the original principal amount of $2,000,000.00, dated June 29, 1999;

      WHEREAS, Note 5 is secured by a lien on certain personal property, including all accounts and general intangibles, together with the following specifically described property: all export accounts receivable, inventory, and general intangibles, pursuant to that certain Commercial Security Agreement dated June 25, 1999;

      WHEREAS, the Notes are in default by virtue of a breach of the covenants contained in the Loan Agreement, more specifically, breach of the debt service coverage ratio required by the Loan Agreement (the "Existing Default");

      WHEREAS, the outstanding principal balance on each of the Notes (Note 1, Note 2, Note 3, Note 4, and Note 5 shall sometimes be collectively referred to as the "Notes") as of April 1, 2000, is as follows:

                  Note 1 -       $6,095,400.00;
                  Note 2 -          280,656.92;
                  Note 3 -        3,322,296.94;
                  Note 4 -        1,761,610.69;
                  Note 5 -                0.00; and,

      WHEREAS, Borrower desires to modify the terms of the Notes and other Loan Documents (the Notes, the Mortgage, the Consolidated Note, the Loan Agreement, and all other documents executed in connection with the Notes and the loans evidenced thereby are collectively referred to as the "Loan Documents") and to have the Bank forbear enforcement of the Loan Documents and, notwithstanding the existing default, the Bank is willing to forbear enforcement and modify the Loan Documents, but only under the terms and conditions set forth herein.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

      1. Recitals. The foregoing recitals are true and correct and incorporated herein by reference.

      2. Maturity Date. The Maturity Date of this Forbearance Agreement, Note 1, Note 2, Note 3, Note 4, and Note 5, is July 31, 2000, notwithstanding anything to the contrary contained in the Loan Documents.

      3. Forbearance. Provided that no event of default occurs under this Forbearance Agreement, the Bank shall forbear from enforcing its rights and remedies under the Loan Documents up to and including the Maturity Date. In the event of a default under this Forbearance Agreement, the Bank shall charge and Borrower shall pay interest at a default rate from the date of such default, but not prior to that date. The Existing Default shall not be considered a default under this Forbearance Agreement for the purposes of this paragraph.

      4. Unfunded Commitments. Note 2 and Note 5 provide for future advance funding up to and including the total principal amount stated therein. Notwithstanding such language, Note 2 and Note 5 are hereby modified to terminate any obligation for future funding by the Bank under Note 2 or Note 5.

      5. Borrowing Base. Notwithstanding anything to the contrary contained in Subparagraph 2D of the Loan Agreement or elsewhere in the Loan Documents, the Borrowing Base for Note 1 shall be based on a Borrowing Base formula such that the principal balance of Note 1 shall not exceed the lesser of (a) $10,000,000.00 or (b) the SUM of
            (i) 80% of Eligible Domestic Accounts Receivable (as defined in the Loan Agreement), plus 75% of Foreign Accounts Receivable (as defined in the Loan Agreement) which as of the date of any such determination of the Borrowing Base have not been owing for more than ninety (90) days from the invoice date relating thereto, PLUS
            (ii) 40% of Eligible Inventory (as defined in the Loan Agreement)(which inventory portion of Note 1 shall be capped at $4,000,000), LESS (iii) the balance of Note 3, and LESS (iv) the aggregate face amount of all outstanding Letters of Credit (as defined in the Loan Agreement). All other terms of Subparagraph 2D of the Loan Agreement remain unchanged.

      6. Borrowing Base Certificates. Beginning on April 17, and continuing on each Monday until the Maturity Date, Borrower shall provide the Bank with a current certificate, in a form satisfactory to the Bank, in its sole discretion, which shall calculate the Borrowing Base in accordance with the formula set forth above.

      7. Overadvance. Borrower shall be permitted an overadvance in the amount of $2,800,000 beyond the amount permitted by the Borrowing Base formula set forth above, from the Effective Date of this Forbearance Agreement through June 30, 2000. Beginning July 1, 2000, and continuing until the Maturity Date, Borrower shall be permitted an overadvance in the amount of $1,500,000 beyond the amount permitted by the Borrowing Base formula.

      8.    Cure of Overadvance.

            a. In the event that a Borrowing Base Certificate submitted by Borrower in accordance with paragraph 6, above, shows an overadvance by Borrower in excess of the amount permitted by paragraph 7, above, Borrower shall, on the date such Borrowing Base Certificate is due, make payment to the Bank sufficient to bring the amount of Borrower's overadvance into compliance with the terms of paragraph 7.

            b. If, after Borrower makes one or more cure payments pursuant to subparagraph (a), above, any subsequent Borrowing Base Certificate shows an excess borrowing capacity under the terms of paragraph 7, Borrower shall be permitted a re-advance of such excess borrowing capacity, but only to the extent the Bank has received cure payments in accordance with subparagraph (a).

      9. Financial Conditions. The Loan Agreement shall be amended as follows (definitions used herein shall have the same meaning as in the Loan Agreement).

            a. Borrower shall maintain a consolidated ratio of Current Assets to Current Liabilities of not less than 1.0 to 1.0 for each calendar quarter, and 1.0 to 1.0 for fiscal year end measured from Borrower's consolidated audited financial statements.

            b. Borrower shall maintain a consolidated ratio of Total Liabilities (as determined in accordance with GAAP) to Tangible Net Worth of not more than 1.5 to 1.0 for each calendar quarter and year end.

      10.   Interest Rate.

            a. Note 1 and Note 2 shall accrue, and Borrower shall pay, interest at a fluctuating rate equal to the "Prime Rate" of the Bank plus 2.5% per annum from the Effective Date up to and including payment in full or the occurrence of an event of default other then the Existing Default. The "Prime Rate" is the fluctuating rate of interest established by Bank from time to time, at its discretion, whether or not such rate shall be otherwise published. The Prime Rate is established by Bank as an index and may or may not at any time be the best or lowest rate charged by Bank on any loan.

            b. Note 3 and Note 4 shall accrue, and Borrower shall pay, interest at a fixed rate equal to the "Prime Rate" of the Bank as of the Effective Date plus 2.5% per annum from the Effective Date up to and including payment in full or the occurrence of an event of default other than the Existing Default.

            c. If an event of default occurs under this Forbearance Agreement, the Notes shall accrue, and Borrower and Guarantors shall pay, interest at the maximum rate permitted by Florida law.

      11. Extension Fee. Concurrent with the execution of this Forbearance Agreement, Borrower shall pay to the Bank a commitment fee of $35,000.

      12. Mortgage Modification. Concurrently with the execution of this Forbearance Agreement, Borrower and the Bank shall execute a Mortgage Modification Agreement, in form acceptable to the Bank and the Bank's counsel in their sole discretion, confirming the lien of the Mortgage and incorporating the terms of this Forbearance Agreement.

      13. Second Mortgage. At Closing, Borrower shall execute and deliver to the bank a second-priority mortgage encumbering the Mortgaged Property as collateral for the Notes, up to a maximum of $1,000,000.

      14. Accounts. Borrower shall deposit with the Bank and maintain there at all times an account containing all proceeds from Borrower's accounts receivable and any other monies collected from any other revenue source. Borrower agrees to transfer to an account with the Bank all sums currently maintained with any other financial institution.

      15. Expenses. Borrower shall pay all costs and expenses incurred by the Bank in connection with the Existing Default, negotiating, drafting and closing this Forbearance Agreement and related documents, including, but not limited to, documentary stamp taxes, intangibles taxes, any other transactional taxes, recording fees, the Bank's attorneys fees, and title insurance premiums and search costs. All such expenses shall be due and payable at the time of the closing of this Forbearance Agreement, and shall be secured by the collateral of the Notes.

      16. Inspection. The Bank shall be entitled to inspect all collateral for any of the Notes and all books and records of the Borrower upon written notice provided one business day prior to the date of inspection.

      17. Cancellation of Arbitration. The parties agree that all arbitration provisions contained in any of the Loan Documents are hereby null and void.

      18. Waiver and Release. To induce the Bank to enter into this Forbearance Agreement, Borrower, for themselves, and their agents, attorneys, successors and assigns, do hereby release the Bank and its predecessors, successors, assigns, officers, managers, directors, shareholders, employees, agents, attorneys, representatives, parent corporations, subsidiaries, and affiliates (collectively referred to as "Affiliates"), jointly and severally from any and all claims, counterclaims, demands, damages, debts, agreements, covenants, suits, contracts, obligations, liabilities, accounts, offsets, rights, actions and causes of action for contribution and indemnity, whether arising at law or in equity (including without limitation, claims of fraud, duress, mistake, tortious interference, usury, or control), whether presently possessed or possessed in the future, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether presently accrued or to accrue hereafter, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, for or because of or as a result of any act, omission, communication, transaction, occurrence, representation, promise, damage, breach of contract, fraud, violation of any statute or law, commission or of any tort, or any other matter whatsoever or thing done, omitted or suffered to be done by Lender or any of its Affiliates, insofar as the same arise out of or relate to the Loans, the Loan Documents, the collateral securing the Loans, the debtor-creditor relationship between the parties, and all communications or contacts between the parties related to any of the foregoing, including this Forbearance Agreement, which has occurred in whole or in part, or was initiated at any time from the beginning of time up to and immediately preceding the moment of the execution of this Agreement. The rights and defenses being waived and released hereunder include without limitation any claim or defense based on the Bank having charged or collected interest at a rate greater than that allowed to be contracted for by applicable law as changed from time to time; provided, however, in no event shall such waiver and release be deemed to change or modify the terms of the Loan Documents or the Loans which provide that sums paid or received in excess of the maximum rate of interest allowed to be contracted for by applicable law, as changed from time to time, reduce the principal sum due, said provision to be in full force and effect.

      19. Acknowledgement of Default. Borrower acknowledges that the Notes are currently in default because of the Existing Default. Nothing contained herein or in any document executed concurrently herewith shall constitute or be construed as a waiver of such default. Except to the extent specifically set forth herein, the Bank retains all of its rights and remedies with respect to the Notes and the Loan Documents.

      20. WAIVER OF JURY TRIAL. THE PARTIES HERETO KNOWINGLY, IRREVOCABLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, DEFENSE, DISPUTE OR LITIGATION BETWEEN OR AMONG ANY OF THE PARTIES HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS DOCUMENT.

      21. Modification of Loan Documents. The terms of the Loan Documents are hereby modified to incorporate and reflect the terms and conditions of this Forbearance Agreement. In the event of any conflict between this Forbearance Agreement and the Loan Documents, the terms of this Forbearance Agreement shall prevail.

      22. Ratification of Loan Documents. Borrower hereby ratifies and confirms all of the terms, warranties, representations, covenants and conditions set forth in the Loan Documents and this Forbearance Agreement and hereby acknowledges the Loan Documents as modified constitute valid and binding obligations of Borrower. Without limiting the foregoing,

            Borrower hereby ratifies and confirms the grant and conveyance to the Bank of the collateral set forth in the Loan Documents as security for the repayment of the Notes and all mortgages, security agreements, and financing statements, wherever filed, or unfiled. Borrower further acknowledges and agrees the Loan Documents as modified are enforceable in accordance with their terms and free from claims of defense, setoff or recoupment against the Bank or any other party. Without in any way limiting the applicability of the foregoing, Borrower hereby agrees, confirms and ratifies that all collateral securing any of the Notes shall serve as collateral for each of the Notes, and to the extent necessary to do so, hereby re-assigns all collateral to the Bank as security for each of the Notes.

      23. Events of Default and Remedies. The failure to pay any sum required hereunder when due, the breach of any representation or warranty contained herein or in any of the Loan Documents, and the breach of any of the Loan Documents, other than the Existing Default, shall constitute an event of default under this Forbearance Agreement, and the Bank shall be immediately entitled, without notice or demand, to enforce its rights and remedies under the Loan Documents, this Forbearance Agreement, and law. An event of default under this Forbearance Agreement shall constitute an event of default under each of the Notes; an event of default under any of the Notes shall constitute an event of default under the other Notes and under this Forbearance Agreement.

      24. Indemnity. Borrower hereby agrees to indemnify and hold harmless (including payment of attorneys fees and costs) the Bank from and against any loss, cost or expense resulting from any claim by Florida taxing authorities regarding the Loans or this Forbearance Agreement. This obligation to indemnify the Bank shall survive payment of the Notes, and the satisfaction of any Loan Document, this Forbearance Agreement or other instrument securing the Loans.

      25. Anti-Novation. It is the intent of the parties that this instrument shall not constitute a novation and shall in no way adversely affect the lien priority of the Loan Documents referred to above.

      26. First Lien. Borrower warrants and represents that the liens granted in the Loan Documents are valid first liens on the property described therein, as modified hereby, except for the second mortgage granted herein and purchase money security interest in chattels, including leases. If at any time the Bank shall determine that the lien priority of these Loan Documents as stated therein is invalid or in jeopardy, or if at any time the Bank is unable to obtain title insurance insuring such liens as valid liens with the priority stated therein on the collateral described therein, then the Bank shall have the option of declaring the entire indebtedness secured by the Loan Documents, together with all accrued interest thereon, to be immediately due and payable in full.

      27. Future Cooperation. Borrower agrees to cooperate with the Bank in giving effect to the purposes and terms of this Forbearance Agreement, including, but not limited to, the execution of additional documents deemed necessary or desirable by the Bank to document or perfect the Bank's rights under the Loan Documents and this Forbearance Agreement.

      28. Representations. Borrower acknowledges, represents, warrants, and confirms the following:

            a. Review of Agreement. Borrower has carefully read and understands the effect of this Forbearance Agreement. Borrower has had the assistance or the opportunity to seek the assistance of separate legal counsel in carefully reviewing, discussing and considering all terms of this Forbearance Agreement;

            b. Reliance Only on Representations Herein. The execution of this Forbearance Agreement by Borrower is not based upon reliance upon any representation, understanding or agreement not expressly set forth herein. The Bank has not made any representations to Borrower not expressly set forth herein;

            c. Residency. Borrower is subject to the personal jurisdiction of courts of the State of Florida;

            d. Authority and Compliance. Borrower has full power and authority to execute and deliver the Loan Documents and to incur and perform the obligations provided for therein, all of which have been duly authorized by all proper and necessary action of the appropriate governing body of each. Each of Borrower are corporations in good standing in the State of Delaware and authorized to do business in Florida. Each of Borrower shall provide a current incumbency certificate and corporate resolution authorizing the entry into this Forbearance Agreement. No additional consent or approval of any court, public authority or other third party is required as a condition to the validity of any Loan Document, and Borrower is in compliance with all laws and regulatory requirements to which each is subject;

            e. Litigation. There is no proceeding against Borrower pending or, to the knowledge of each, threatened before any court or governmental authority, agency or arbitration authority, except as disclosed to the Bank in writing and acknowledged by the Bank prior to the date of this Forbearance Agreement;

            f. Ownership of Assets. Borrower has good title to their respective assets, and such assets are free and clear of liens, except those granted to the Bank, except for purchase money security interests in chattels, including leases, and as disclosed to the Bank in writing prior to the date of this Forbearance Agreement;

            g. Taxes. All taxes and assessments due and payable by Borrower have been paid or are being contested in good faith by appropriate proceedings, and each has filed all tax returns which it is required to file;

            h. Voluntary Act. Borrower executes this Forbearance Agreement as a free and voluntary act, without any duress, coercion or undue influence exerted by or on behalf of the Bank or any other party;

            i. Representations True and Correct. All of the warranties and representations made in this Forbearance Agreement and all other Loan Documents, are materially true and correct as of the date hereof and that Borrower is not in default of any of the foregoing nor aware of any default with respect thereto;

            j. Ownership of Claims. Borrower is the sole owner of the claims or causes of action being released herein and has not conveyed or assigned any interest in any such claims or causes of action to any person or entity not a party hereto; and

            k. Binding Agreement. This Forbearance Agreement does not violate any law, rule, regulation, contract or agreement otherwise enforceable by or against Borrower.

      29.   Miscellaneous.

            a. Paragraph headings used herein are for convenience only and shall not be construed as controlling the scope of any provision hereof.

            b. This Forbearance Agreement shall be governed by and construed in accordance with the laws of the State of Florida and of the United States of America and the rules and regulations promulgated under the authority thereof. The parties hereto acknowledge that this Forbearance Agreement affects interstate commerce.

            c.    Time is of the essence of this Forbearance Agreement.

            d. As used herein, the neuter gender shall include the masculine and feminine genders, and vice versa, and the singular the plural, and vice versa, as the context demands.

            e. All costs incurred by the Bank in enforcing this Forbearance Agreement and in collection of sums due the Bank from Borrower, to include, without limitation, reasonable attorney's fees through all mediation and arbitration proceedings, trials, appeals and proceedings, to include, without limitation, any proceedings pursuant to the bankruptcy laws of the United States, shall be paid by Borrower.

            f. This Forbearance Agreement shall inure to the benefit of and be binding upon the parties hereto as well as their successors and assigns, heirs and personal representatives.

      30. Counterparts. This Forbearance Agreement may be executed in a number of multiple identical counterparts which, when taken together, shall constitute collectively one (1) agreement, but in making proof of this agreement it shall not be necessary to produce or account for more than one such counterpart executed by the party to be charged. Facsimile signatures may be deemed originals for all purposes.

      31. Final Agreement. THIS FORBEARANCE AGREEMENT REPRESENTS THE ENTIRE AND FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT WRITTEN OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. THIS FORBEARANCE AGREEMENT CONSTITUTES THE FINAL AND COMPLETE RELEASE OF THE BANK AND ITS AFFILIATES OF THOSE MATTERS SET FORTH HEREIN.

      IN WITNESS WHEREOF, the parties hereto have caused this Forbearance Agreement to be executed the date first above written, effective as of the Effective Date.

WITNESSES

                                          ELCOTEL, INC., a Delaware corporation

________________________________
Print Name:_____________________

                                          By:  /s/ William H. Thompson
                                               ---------------------------------
________________________________          Print Name: William H. Thompson
Print Name:_____________________          Title:  Senior Vice President

                                          ELCOTEL DIRECT, INC., a Delaware
________________________________          corporation
Print Name:_____________________

                                          By: /s/ William H. Thompson
                                               ---------------------------------
________________________________          Print Name: William H. Thompson
Print Name:_____________________          Title:  Vice President

                                          TECHNOLOGY SERVICE GROUP, INC.

                                          successor by merger with Elcotel
                                          Hospitality Services, Inc., a Delaware
________________________________          corporation
Print Name:______________________

                                          By:  /s/ William H. Thompson
                                               ---------------------------------
_________________________________          Print Name:  William H. Thompson
Print Name:_______________________         Title:  Vice President

                                          BANK OF AMERICA, N.A., d/b/a
                                          NationsBank, N.A.

________________________________
Print Name:_____________________

                                          By:___________________________________

________________________________          Print Name:___________________________
Print Name:_____________________          Title:________________________________

STATE OF _______________________
COUNTY OF ______________________

      The foregoing Forbearance Agreement was acknowledged before me, the undersigned authority, this ___ day of April, 2000, by _______________________________ as ______________________________ of Elcotel,
Inc., a Delaware corporation, ___ who is personally known to me or ___ who produced ____________________ as identification.

                                          ______________________________________
                                          Notary Public, State of ______________
                                          Print Name:___________________________

                                          My Commission Expires:________________


                                          [SEAL]

STATE OF ____________________
COUNTY OF ___________________

      The foregoing Forbearance Agreement was acknowledged before me, the undersigned authority, this ___ day of April, 2000, by _______________________________ as ______________________________ of Elcotel
Direct, Inc., a Delaware corporation, ___ who is personally known to me or ___ who produced ____________________ as identification.

                                          ______________________________________
                                          Notary Public, State of ______________
                                          Print Name:___________________________

                                          My Commission Expires:________________


                                          [SEAL]

STATE OF ____________________
COUNTY OF ___________________

      The foregoing Forbearance Agreement was acknowledged before me, the undersigned authority, this ___ day of April, 2000, by _______________________________ as ______________________________ of Technology
Service Group, Inc., successor by merger with Elcotel Hospitality Services, Inc., a Delaware corporation, ___ who is personally known to me or ___ who produced ____________________ as identification.

                                          ______________________________________
                                          Notary Public, State of ______________
                                          Print Name:___________________________

                                          My Commission Expires:________________


                                          [SEAL]


STATE OF ____________________
COUNTY OF ___________________

         The foregoing Forbearance Agreement was acknowledged before me, the undersigned authority, this ___ day of April, 2000, by ____________________ as ______________ of Bank of America, N.A. d/b/a NationsBank, N.A., ___ who is personally known to me or ___ who produced ____________________ as identification.

                                          ______________________________________
                                          Notary Public, State of ______________
                                          Print Name:___________________________

                                          My Commission Expires:________________


                                          [SEAL]